SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 14, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

         000-27119                                        22-2436721
(Commission File No.)                      (IRS Employer Identification Number)

                               1345 Campus Parkway
                         Wall Township, New Jersey 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 Not Applicable
                 (Former Address, if changed since last Report)

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ITEM 5.  OTHER EVENTS

We issued a press release on March 14, 2003 announcing that the NASDAQ hearing that had been scheduled for March 13, 2003 has been postponed, and that NASDAQ has advised us that it is attempting to reschedule the hearing on a convenient date during the week of March 25, 2003 or as soon thereafter as possible.

A copy of the press release announcing the postponement of the NASDAQ hearing is attached as exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

    99.1 Press Release dated March 14, 2003.

     Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDI-HUT CO. INC.

DATE:  March 17, 2003                  By:  /s/ Joseph A. Sanpietro
                                          -------------------------------------
                                                Joseph A. Sanpietro
                                                President, CEO and Director

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